Exhibit 5.2, 23.3




                 [ORRICK, HERRINGTON & SUTCLIFFE LLP LETTERHEAD]



                                   May 3, 2004


Structured Asset Mortgage Investments II Inc.
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-3, filed by Structured Asset Mortgage Investments II Inc., a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission on May 3, 2004 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act") of Mortgage Pass-Through Certificates (the "Certificates") and Mortgage-Backed Notes (the "Notes", and together with the Certificates, the "Securities"). The Securities are issuable in series (each, a "Series"). The Securities of each Series will be issued pursuant to documentation more particularly described in the prospectus and the prospectus supplement relating to such Series, forms of which have been included as part of the Registration Statement (the "Issuing Documentation"). The Securities of each Series are to be sold as set forth in the Registration Statement, any amendment thereto, and the prospectus and prospectus supplement relating to such Series.

         We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

         Based on such examination, we are of the opinion that when the issuance of each Series of Securities has been duly authorized by appropriate corporate action and the Securities of such Series have been duly executed, authenticated and delivered in accordance with the related Issuing Documentation relating to such Series and sold, the Securities will be legally issued, fully paid, binding obligations of the trust created by the issuer, and the holders of the Securities will be entitled to the benefits of the related Issuing Documentation, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.




                                          Very truly yours,


                                          /s/ Orrick, Herrington & Sutcliffe LLP


                                          ORRICK, HERRINGTON & SUTCLIFFE LLP

                                                                     Exhibit 8.3



                 [ORRICK, HERRINGTON & SUTCLIFFE LLP LETTERHEAD]



                                   May 3, 2004


Structured Asset Mortgage Investments II Inc.
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

         We have advised Structured Asset Mortgage Investments II Inc. (the "Registrant") with respect to certain federal income tax aspects of the issuance by the Registrant of its Mortgage Pass-Through Certificates (the "Certificates") and Mortgage-Backed Notes (the "Notes", and together with the Certificates, the "Securities"), each issuable in series. Such advice conforms to the description of selected federal income tax consequences to holders of the Securities that appears under the heading "Federal Income Tax Consequences" in the prospectus (the "Prospectus") forming a part of the Registration Statement on Form S-3 as filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on May 3, 2004 (the "Registration Statement"). Such description does not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion the description is accurate in all material respects. To the extent that such description explicitly states our opinion, we hereby confirm and adopt such opinion herein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the Prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.




                                        Very truly yours,


                                        /s/ Orrick, Herrington & Sutcliffe LLP


                                        ORRICK, HERRINGTON & SUTCLIFFE LLP